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                                                                    EXHIBIT 10.9

                             DUKE ENERGY CORPORATION
                      RETIREMENT BENEFIT EQUALIZATION PLAN

                           (effective January 1, 1999)


1. Purpose. Duke Energy Corporation ("Company") hereby establishes, effective January 1, 1999, the Duke Energy Corporation Retirement Benefit Equalization Plan ("Plan"). The purpose of the Plan is to provide with respect to eligible employees, benefits in excess of those provided under the Duke Energy Retirement Cash Balance Plan, including plans merged therein, ("RCBP"). The Plan shall be an "excess benefit plan", within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is unfunded. The Plan supercedes the Duke Energy Corporation Executive Cash Balance Plan, including plans superceded thereby, for participants who only participated in the excess benefit plan part thereof, and the PanEnergy Corp Retirement Benefit Equalization Plan for any eligible employee.


2. Administration. The Company's Director of Employee Benefits is designated the Plan Administrator of the Plan. The Plan Administrator shall have full discretionary power and authority to administer and interpret the Plan, subject to the provisions of the Plan and as to such matters as are reserved to the Company, the Management Committee of its Board of Directors, and its Vice President -- Human Resources. The Plan Administrator may adopt such procedures as he deems necessary or helpful in administering the Plan and may designate one or more employees of the Company to maintain the records of the Plan and to perform such other duties as are assigned by the Plan Administrator. Notwithstanding the foregoing, the Plan Administrator shall not act upon any matter which relates solely to his individual participation in the Plan, but shall refer such matter to the Vice President -- Human Resources of the Company.


3. Eligibility. Any participant in the RCBP whose benefit under the RCBP has not commenced prior to January 1, 1999, shall be eligible to participate in the Plan. Notwithstanding the foregoing, no individual whose benefit commences under, or who, on or after January 1, 1999, is eligible to participate in, the Duke Energy Corporation


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Executive Cash Balance Plan, including plans superceded thereby, or whose benefit commences under the PanEnergy Corp Retirement Benefit Equalization Plan shall be eligible to participate in the Plan.


4. Participating Affiliates. Each of the Company's affiliated companies that participates in the RCBP on behalf of its eligible employees shall be a participating affiliated company in the Plan and shall be liable to the Company for Plan benefits attributable to the participating affiliated company's own employees and the Plan Administrator's determination as to the amount of any such liability shall be conclusive.


5. Company's Obligation. Any Plan benefit shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Plan participant nor his beneficiary(ies) or estate shall have any interest in any assets of the Company by virtue of the Plan. Nothing in this
Section 5 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company's creditors. This Section 5 shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so. The establishment of the Plan and any setting aside of funds by the Company with which to discharge its obligations under the Plan shall not be deemed to create a trust. Legal and equitable title to any funds so set aside, other than any grantor trust subject to the claims of the Company's creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future, and no payment shall be made under this Plan unless the Company is then solvent.


6. Benefit and Form of Payment. The Plan benefit payable with respect to a Plan participant shall be the excess, if any, of:


          (a) the RCBP benefit which would have become payable with respect to the Plan participant, if the benefit accrual provisions of the RCBP were administered without regard to its provisions that implement the maximum

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     amount of retirement income limitations imposed by Section 415 of the
     Internal Revenue Code of 1986, as amended ("Code"); over

          (b) the RCBP benefit which, in fact, becomes payable, with respect to the Plan participant.


Notwithstanding the foregoing, no Plan benefit shall be payable with respect to a Plan participant prior to the termination of the participant's employment with the Company and all its affiliated companies and any Plan benefit that becomes payable shall be subject to the same terms and conditions as the corresponding RCBP benefit, including, but not limited to, where the RCBP benefit becomes payable on account of the Plan participant's death, the identification of the eligible surviving spouse or other beneficiary to whom the Plan benefit is to be paid.


     The Plan benefit shall be calculated at such time as the RCBP benefit commences to be paid. In accordance with such procedures as the Plan Administrator shall prescribe, the Plan benefit shall be calculated as a lump sum amount and, thereafter, the amount of any unpaid Plan benefit shall be credited with interest, at such rate, and in a manner substantially similar to, that used to determine Interest Credits under the RCBP, for each full calendar month unpaid. The Plan benefit shall be paid in five (5) annual installments, with the initial installment to be paid as soon as administratively feasible following the end of the calendar year during which the RCBP benefit commences to be paid and any subsequent installment to be paid as soon as administratively feasible following the end of the calendar year during which the immediately-prior installment was paid. The amount of an installment shall be equal to the then unpaid Plan benefit divided by the number of then remaining installments (including the installment then being calculated). Notwithstanding the foregoing, the amount of any installment shall not be less than the lesser of (i) $25,000.00, or (ii) the full then unpaid Plan benefit, and the number of installments is subject to curtailment by application of such minimum. In the event that any installment becomes payable to the estate of a deceased individual, the full then unpaid Plan benefit shall be paid to such estate in a lump sum.


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     In the event that a Plan benefit is payable with respect to a Plan participant and if at such time the Plan participant has outstanding any debt, obligation or other liability representing an amount owing to the Company or any of its affiliated companies, then the Company may offset such amount owed by the Plan participant against the Plan benefit to be paid.


     To the extent required by applicable law, the Company shall make appropriate withholdings from the Plan benefit payments.


7. Amendment and Termination. The Company by written instrument, authorized by action of the Management Committee of its Board of Directors, may amend or terminate the Plan in any manner and at any time, provided, that no such change shall apply to any Plan benefit accrued, whether or not payable, on account of the corresponding RCBP benefit having accrued, prior to the date written notice of the change has been provided to the respective Plan participant and that no such change shall adversely affect such Plan benefit becoming payable and being paid.


8. Nonassignability. Neither a Plan participant nor any other person shall have any right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable under the Plan, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No Plan benefit payable shall, prior to actual Plan benefit payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Plan participant or any other person, nor be transferable by operation of law in the event of the Plan participant's or any other person's bankruptcy or insolvency.


9. Employment Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any employee any right to be retained in the employ of the Company or any of its affiliated companies.


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10. Procedures for Claims for Benefits and for Review of Denied Claim. Any claim for Plan benefits must be in writing and directed to the Plan Administrator and must be made no later than ninety (90) days after the Plan benefit is claimed to have become payable on account of a Plan eligible employee's termination of employment. If a claimant has made a claim for Plan benefits and any portion of the claim is denied, the claimant will receive a written notice from the Plan Administrator. The notice will state the specific reasons for the denial and specific reference to pertinent Plan provisions upon which the denial was based. Also, it will give a description of any additional information or material necessary to complete your claim and an explanation of why such information or material is necessary. Finally, the notice will provide appropriate information on the steps to take if the claimant wishes to submit the claim for review.


     A claim will be deemed denied if the claimant does not receive notification within 90 days after the Plan Administrator's receipt of the claim, plus any extension of time for processing the claim, not to exceed 90 additional days, as special circumstances require. Prior to the expiration of the initial 90 days, the claimant must be given a written notice that an extension is necessary, and the claimant must be informed of the special circumstances requiring the extension and date by which the claimant can expect a decision regarding the claim.


     Within 60 days after the date of written notice denying any benefits or the date the claim is deemed denied, the claimant or the claimant's authorized representative may write to the Plan Administrator requesting a review of that decision. The request for review must contain an explanation of why the claimant believes the decision regarding the claim is incorrect, and must include such issues, comments, documents and other evidence the claimant wishes considered in the review. The claimant may also review pertinent documents in the Plan Administrator's possession. The Plan Administrator will make a final determination with respect to the request for review as soon as practicable. The Plan Administrator will advise the claimant of the determination in writing and will


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set forth the specific reasons for the determination and the specific references to any pertinent Plan provision upon which the determination is based.

     A request will be deemed denied on review if the Plan Administrator fails to give the claimant a written notice of final determination within 60 days after receipt of the request for review, plus any extension of time for completing the review, not to exceed 60 additional days, as special circumstances require. Prior to the expiration of the initial 60 days, the Plan Administrator must advise the claimant in writing if any extension is necessary, stating the special circumstances requiring the extension and the date by which the claimant can expect a decision regarding the review of the claim.

11. Successors, Mergers or Consolidation. The Plan shall inure to the benefit of and be binding upon: (i) the Company, and its successors and assigns, including without limitation, any person, organization or corporation which may acquire all or substantially all of the assets and business of the Company, or any corporation into which the Company may be merged or consolidated; and (ii) Plan participants and their heirs, executors, administrators and legal representatives.


12. Construction. The Plan shall be governed by, and interpreted and enforced in accordance with, the laws of the State of North Carolina.


     IN WITNESS WHEREOF, Duke Energy Corporation has caused its duly authorized officer to execute this document on its behalf, this 22nd day of December 1999.


                              DUKE ENERGY CORPORATION


                              By:  /s/ CHRISTOPHER C. ROLFE
                                   -----------------------------------------
                              Its: Vice President
                                   -----------------------------------------
                                   Corporate Human Resources


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